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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 9, 2007
                                                           ------------

                        TRI-COUNTY FINANCIAL CORPORATION
                        --------------------------------
             (Exact name of registrant as specified in its charter)

         Maryland                       0-18279               52-1652138
         --------                      ---------              ----------
(State or other Jurisdiction of       (Commission           (IRS Employer
incorporation or organization)        File Number)          Identification No.)

                 3035 Leonardtown Road, Waldorf, Maryland 20601
                 ----------------------------------------------
                    (Address of principal executive offices)

                                 (301) 645-5601
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
              ------------------------------------------

         On July 9, 2007, the board of directors of Tri-County Financial Corporation (the "Company"), the holding company for Community Bank of Tri-County, amended the Tri-County Financial Corporation 2005 Equity Compensation Plan to add in the definition of fair market value that if the difference between the bid and the asked price was greater than one dollar, fair market value will mean the last sales price reported on the Over the Counter Bulletin Board (as published by The Wall Street Journal, if published).

ITEM 8.01     OTHER EVENTS.
              ------------

         On July 9, 2007, the Company issued a press release in which it announced that it commenced a private placement offering of up to 250,000 shares of common stock at an offering price of $26.25 per share. A copy of the press release announcing the private placement offering is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
              ---------------------------------

       (a)    Financial Statements of Businesses Acquired: Not applicable

       (b)    Pro Forma Financial Information:  Not applicable

       (c)    Shell Company Transactions:  Not applicable

       (d)    Exhibits

              Number         Description
              ------         -----------

              99.1           Press Release dated July 9, 2007




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: July 10, 2007                By: /s/ Michael L. Middleton
                                        --------------------------------------
                                        Michael L. Middleton
                                        President and Chief Executive Officer